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                                  Exhibit 1.1

















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                                  $___________

                       CAPITAL ONE FINANCIAL CORPORATION

                             _____% Notes Due ____

                             UNDERWRITING AGREEMENT
                             ----------------------



                                         [Date]



[Underwriter]



Dear Sirs:

          Capital One Financial Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $___________ principal amount of its _____% Notes due ____________ (the "Securities") to the several underwriters named in Schedule I hereto (the "Underwriters"). The Securities are to be issued pursuant to the provisions of an Indenture dated as of November 1, 1996 (the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee").

          1.  Registration Statement and Prospectus.  The Company has prepared
              -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. _______________________________)
under the Securities Act of 1933, as amended (the "Securities Act") both in respect of its Debt Securities, shares of its Common Stock, $0.01 par value, and shares of its Preferred Stock, $0.01 par value (the "Registration Statement"). Such registration statement has been declared effective by the Commission. The prospectus included in the Registration Statement, as supplemented as contemplated by Section 5(a) to reflect the terms of the Securities and the terms of the offering thereof, as first filed with the Commission pursuant to Rule 424(b) under the


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Securities Act, including all documents incorporated by reference therein, is referred to herein as the "Prospectus".

          2.  Agreements to Sell and Purchase.  On the basis of the
              -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, at ______% of the principal amount thereof (the "Purchase Price") plus accrued interest thereon, if any, from _____________ to the date of payment and delivery.

          3.  Terms of Public Offering.  The Company is advised by you that the
              ------------------------
Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution hereof as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          4.  Delivery and Payment.  Delivery to the Underwriters of and payment
              --------------------
for the Securities shall be made at 10:00 A.M., New York City time, on the third business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

          Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire payable in Federal (same-day) funds to the order of the Company.

          5.  Agreements of the Company.  The Company agrees with you:
              -------------------------

          (a) To file the Prospectus with the Commission pursuant to Rule 424(b)(2) (or, if applicable and if consented to by the Underwriters, sub-paragraph (5) thereof) not later than the second business day following the execution and delivery of this Agreement.

          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of


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     qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iii) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such post-effective amendment to the Registration Statement to become promptly effective.

          (e) For such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and, subject to paragraph (d) above, file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

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          (g) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

          (h) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (i) If at any time during such period the Company ceases to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, during the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Securities a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of changes in stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or proxy statement of the Company mailed to the security holders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior

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     to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vii) the rating agencies in connection with the rating of the Securities, and (viii) the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee.

          (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

          (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          6.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the

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     Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and
     (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

          (c) The Company and each of its subsidiaries that is a "Significant Subsidiary" within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission and Capital One, F.S.B. (the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation (or, in the case of Capital One Bank, as a bank chartered under the laws of Virginia, and in the case of Capital One, F.S.B., as a federal savings bank chartered under the federal laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company (other than directors' qualifying shares of Capital One Bank), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (e) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.


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          (f)  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability and as rights to indemnity and contribution hereunder may be limited by applicable law).

          (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

          (h) The Securities conform as to legal matters to the description thereof contained in the Prospectus.

          (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

          (j) The execution, delivery and performance of this Agreement, the Indenture and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Significant Subsidiaries or any material indenture, agreement, or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          (k) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject,


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     and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (l) The Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Virginia State Corporation Commission and any other federal or state bank regulatory authority with jurisdiction over the Company or any of its subsidiaries (the "Bank Regulatory Authorities"), other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy (other than as described in the Prospectus), its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

          (m) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole.

          (n) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Securities Act.

          (o) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial


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     position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (p) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          7.  Indemnification.  (a)  The Company agrees to indemnify and hold
              ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided,
                                                                       --------
however, that the foregoing indemnity agreement with respect to any preliminary
-------
prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified

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party and payment of all fees and expenses.  Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses (as are customary for New York City law firms in the case of retention of such a firm) of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by ___________________________________ and that all such reasonable fees and expenses (as are customary for New York City law firms in the case of retention of such a firm) shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the reasonable fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement (except to the extent there is a good faith dispute as to the reasonableness of the legal fees and legal expenses of counsel retained by such indemnified party (taking into account in such case the customary fees and expenses of New York City law firms for representations of this type, if such indemnified party has retained such a firm)) prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement

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and any person controlling the Company within the meaning of Section 15 of the
Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. You confirm that the statements set forth in the third paragraph and second sentence of the fourth paragraph under the heading "Underwriting" in the prospectus supplement and the statements set forth in the second to the last paragraph of the cover page of the prospectus supplement constituting part of the Prospectus, were furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective amount of Securities purchased by each of the Underwriters hereunder and not joint.

          8.  Conditions of Underwriters' Obligations.  The several obligations
              ---------------------------------------
of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Prospectus shall have been filed with the Commission in accordance with Section 5(a), and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (d) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by the Chief Financial Officer and the Treasurer of the Company, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

          (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of John G. Finneran, Jr., Esq., Senior Vice President, General Counsel and Corporate Secretary of the Company, to the effect that:

                    (i) the Company and each of its Significant Subsidiaries has been duly incorporated, is validly existing as a corporation (or, in the case of Capital One Bank, as a bank chartered under the laws of Virginia, and in the case of Capital One, F.S.B., as a federal savings bank chartered under the federal laws of the United States) in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                    (ii) the Company and each of its Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned of record and, to the best knowledge of such counsel, beneficially by the Company (other than directors' qualifying shares of Capital One Bank), free and clear, to the best of such counsel's knowledge, of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                    (iv) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except as limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) equitable principles of general applicability;

                    (v) this Agreement has been duly authorized, executed and delivered by the Company;

                    (vi) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) equitable principles of general applicability;

                    (vii) the Registration Statement has become effective under the Securities Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                    (viii) the statements under the captions "Description of Notes", and "Supervision, Regulation and Other Matters", "Description of Debt Securities" in the Prospectus, as amended or supplemented, and
          Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                    (ix) to the best of such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness material to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound;

                    (x) the execution, delivery and performance of this Agreement, the Indenture and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any material agreement, indenture or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound, or materially violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties;

                    (xi) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                    (xii) to the best of such counsel's knowledge, the Company and each of its Significant Subsidiaries are in compliance in all material respects with all laws administered by applicable Bank Regulatory Authorities, other than where such failures to comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy (other than as described in the Prospectus), its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

                    (xiii) the Company and each of its subsidiaries has such permits as are necessary to own, lease and operate its respective properties that are material to the Company and its subsidiaries, taken as a whole, or to the conduct of the business in the manner described in the Prospectus; to the best of such counsel's knowledge, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries, taken as a whole;

                    (xiv) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act;

                    (xv) (1) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial and statistical information contained therein as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act, and (2) such counsel has no reason to believe that (except for financial statements and other financial and statistical information contained therein, as aforesaid, and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements and other financial and statistical information contained therein, as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In giving such opinion with respect to the matters covered by clause
     (xv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinion of John G. Finneran, Jr., Esq., described in paragraph (e) above shall be rendered to you at the request of the Company and shall so state therein.

          (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of __________________________, counsel for the Underwriters, as to the matters referred to in clauses (iv), (v), (vi), (viii) (but only with respect to the statements under the caption "Description of Notes" and "Description of Debt Securities") and (xv) of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by clause (xv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Ernst & Young LLP on the date of this Agreement.

          (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          9.  Effective Date of Agreement and Termination.  This Agreement shall
              -------------------------------------------
become effective upon the execution of this Agreement.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change (including, without limitation, the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority) in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, or limitation on prices on any such exchange or National Market System or (iv) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the total principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of
                       --------
Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to Capital One Financial Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042-4525, Attention: Director of Capital Markets, and (b) if to any Underwriter, to you c/o _____________________________________________________________________,
Attention: ____________________, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company,
(ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                         Very truly yours,

                         CAPITAL ONE FINANCIAL CORPORATION


                         By:  ________________________________
                              Name:  _________________________
                              Title: _________________________


[Underwriter]
Acting on behalf of
 itself and the several
 Underwriters named in
 Schedule I hereto

By: [Underwriter]


     By: __________________________
         Name:
         Title:

                                   SCHEDULE I
                                   ----------



                                                   Principal Amount of
Underwriters                                    Securities to be Purchased
---------------------------------------         --------------------------
_______________________________________                 $ __________
_______________________________________                 $ __________
_______________________________________                 $ __________
_______________________________________                 $ __________
                                                        ____________
          Total                                         $___________
                                                        ============